Exhibit 21.1

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Subsidiary                                 Parent
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Decision Systems Israel Limited             DSSI
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D.S.S. Defense Systems and Software Ltd.    Decision Systems Israel Limited
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D.I. Aerospace Software N.V.                DSSI
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DSI, S.A.                                   D.I. Aerospace
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The Korfund Co. (Canada) Ltd.               DSSI
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International Data Operations, Inc.         DSSI
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Databit Inc.                                DSSI
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Tower Semiconductor Holdings (1993) Ltd.    DSSI
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Tower Semiconductor Ltd.                    Tower Semiconductor Holdings
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ComMuNet Inc.                               DSSI
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CybrCard Inc.                               DSSI
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Cybrcard LP                                 DSSI
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Comverge Technologies Inc.                  DSSI
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